Calculation of Filing Fee Tables
S-3
ESTABLISHMENT LABS HOLDINGS INC.
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Shares, no par value	457(r)	1,093,850	$ 45.71	$ 49,999,883.50	0.0001531	$ 7,654.98
Fees to be Paid	2	Equity	Pre-Funded Warrants to Purchase Common Shares	457(r)	328,154	$ 45.709	$ 0.00	0.0001531	$ 0.00
Fees to be Paid	3	Equity	Price Protection Common Shares, no par value	457(r)	109,383	$ 0.00	$ 0.00	0.0001531	$ 0.00
Fees to be Paid	4	Equity	Price Protection Pre-Funded Warrants to Purchase Common Shares	457(r)	32,814	$ 0.00	$ 0.00	0.0001531	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 49,999,883.50		$ 7,654.98
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 7,654.98
Offering Note
[1]	(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration also covers any additional number of common shares issuable upon share splits, share dividends, or other distribution, recapitalization or similar events with respect to the common shares being registered. (2) In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant initially deferred payment of all of the registration fees for the Registration Statement (File No. 333-271418) filed by the registrant on April 24, 2023. (3) Comprised of 765,696 common shares and up to 328,154 common shares that are issuable upon the exercise of pre-funded warrants at the offering price of $45.709 per pre-funded warrant and the exercise price of $0.001 per share issuable pursuant to the pre-funded warrants.

[2]	(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration also covers any additional number of common shares issuable upon share splits, share dividends, or other distribution, recapitalization or similar events with respect to the common shares being registered. (2) In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant initially deferred payment of all of the registration fees for the Registration Statement (File No. 333-271418) filed by the registrant on April 24, 2023. (4) Pursuant to Securities and Exchange Commission staff interpretation, the registration fee for the pre-funded warrants is being allocated to the common shares issuable upon exercise of the pre-funded warrants.

[3]	(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration also covers any additional number of common shares issuable upon share splits, share dividends, or other distribution, recapitalization or similar events with respect to the common shares being registered. (2) In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant initially deferred payment of all of the registration fees for the Registration Statement (File No. 333-271418) filed by the registrant on April 24, 2023. (5) Comprised of 76,569 common shares and up to 32,814 common shares that are issuable upon the exercise of pre-funded warrants. No separate consideration will be received for these securities, which are issuable for no additional consideration if the average closing price of our common shares on The Nasdaq Capital Market during the period from January 1, 2025 to August 31, 2025 does not exceed $45.71, and, therefore, no registration fee is being paid for these shares.

[4]	(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration also covers any additional number of common shares issuable upon share splits, share dividends, or other distribution, recapitalization or similar events with respect to the common shares being registered. (2) In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant initially deferred payment of all of the registration fees for the Registration Statement (File No. 333-271418) filed by the registrant on April 24, 2023. (6) No separate consideration will be received for these pre-funded warrants, which are issuable for no additional consideration if the average closing price of our common shares on The Nasdaq Capital Market during the period from January 1, 2025 to August 31, 2025 does not exceed $45.71, and, therefore, no registration fee is being paid for these shares.